EXHIBIT 99.1

SOCIAL MEDIA POSTS OF ZERIFY, INC.

X (Twitter):

Zerify Inc. partnered with SIM Tech Licensing LLC (an affiliate of Sauvegarder Investment Management, Inc.) for its worldwide IP licensing & enforcement services, led by Erich Spangenberg. Together, we’ll commercialize and address infringements of our 13 global patents. $Zerify

LinkedIn & Facebook:

Zerify Inc. partnered with SIM Tech Licensing LLC. (an affiliate of Sauvegarder Investment Management, Inc.) for its worldwide IP licensing & enforcement services, led by Erich Spangenberg. Partnership will commercialize and address infringements of our 13 US & international patents. Watch how this alliance fuels innovation, growth, & shareholder value! $Zerify #SIMTech#Sauvegarder